UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2019

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859)987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTYB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Effective June 18, 2019, the Board of Directors of the Registrant appointed Dowell Hoskins-Squier as a director.  Mrs. Hoskins-Squier will be up for election on the Registrant's Board in 2020.  Mrs. Hoskins-Squier will be compensated on a basis similar to that of other members of the Registrant's Board of Directors as described in the Registrant's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2019.  There are no transactions between Mrs. Hoskins-Squier and the Registrant that would be reportable under Item 404(a) of Regulation S-K.  Mrs. Hoskins-Squier has also been appointed to the Board of Directors of the Bank effective June 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: June 20, 2019	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer